Exhibit 99.1

Virgin Galactic to Effect a Reverse Stock Split

SPCE common stock expected to begin trading on a 1-for-20 split adjusted basis on June 17, 2024

Virgin Galactic Holdings, Inc. (NYSE: SPCE) (“Virgin Galactic” or the “Company”) today announced that its Board of Directors has approved a 1-for-20 reverse stock split of the Company’s common stock. The reverse stock split is expected to become effective at 5:00 p.m. Eastern Time on June 14, 2024, after close of trading on the New York Stock Exchange (“NYSE”). The Company’s common stock is expected to commence trading on a split-adjusted basis when the market opens on June 17, 2024 under the existing trading symbol “SPCE.” The new CUSIP number for the Company’s common stock following the reverse stock split will be 92766K 403.

The primary goal of the reverse stock split is to increase the per share market price of the Company’s common stock to meet the minimum per share bid price requirement for continued listing on the NYSE. The reverse stock split was approved by the Company’s stockholders at its annual meeting of stockholders held on June 12, 2024. On June 12, 2024, following the annual meeting of stockholders, the Company’s Board of Directors approved the reverse stock split at the ratio of 1-for-20.

As a result of the reverse stock split, every 20 shares of the Company’s common stock issued and outstanding will be automatically reclassified into one new share of the Company’s common stock. Proportionate adjustments will be made to the exercise prices and the number of shares underlying the Company’s outstanding equity awards, as applicable, as well as to the number of shares issuable under the Company’s equity incentive plans and certain existing agreements. The common stock issued pursuant to the reverse stock split will remain fully paid and non-assessable. The reverse stock split will not decrease the number of authorized shares of common stock or otherwise affect the par value of the common stock.

No fractional shares will be issued in connection with the reverse stock split. Stockholders who would otherwise be entitled to receive fractional shares as a result of the reverse stock split will be entitled to a cash payment in lieu thereof at a price equal to the fraction to which the stockholder would otherwise be entitled multiplied by the closing sales price per share of the common stock (as adjusted to give effect to the reverse stock split) on the NYSE on June 14, 2024, the date of the effective time of the reverse stock split.

Continental Stock Transfer & Trust (“Continental”), the Company’s transfer agent, is acting as the exchange agent for the reverse stock split. Stockholders holding their shares electronically in book-entry form and stockholders who hold their shares through a bank, broker or other nominee will not need to take any action. Stockholders owning shares through a bank, broker or other nominee will have their positions adjusted to reflect the reverse stock split and will receive payment for any fractional shares in accordance with their respective bank’s, broker’s, or nominee’s particular processes.

Additional information about the reverse stock split can be found in the Company’s definitive proxy statement filed with the Securities and Exchange Commission (the “SEC”) on April 29, 2024, which is available free of charge at the SEC’s website, www.sec.gov, and on the Company’s website at https://www.virgingalactic.com/.

About Virgin Galactic

Virgin Galactic is an aerospace and space travel company, pioneering human spaceflight for private individuals and researchers with its advanced air and space vehicles. Scale and profitability are driven by next generation vehicles designed to be capable of bringing humans to space at an unprecedented frequency with an industry-leading cost structure. You can find more information at https://www.virgingalactic.com/.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements contained in this press release other than statements of historical fact, including, without limitation, statements regarding the expected timing of the reverse stock split, the effects of the reverse stock split, including the expected payment of cash in lieu of fractional shares, the anticipated timing of the commencement of trading of the Common Stock on a split-adjusted basis, the impact of the reverse stock split on the Company’s share price, and the Company’s ability to meet the minimum per share bid price requirement for continued listing on the NYSE, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “potential,” “continue,” “anticipate,” “intend,” “expect,” “strategy,” “future,” “could,” “would,” “project,” “plan,” “target,” and similar expressions are intended to identify forward-looking statements, though not all forward-looking statements use these words or expressions. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including but not limited to, any delay in the planned reverse stock split, our ability to continue to comply with applicable listing standards of the NYSE, the reverse stock split may impact our results of operations, business operations and reputation with or ability to serve our stockholders and/or customers, the trading prices and volatility of the common stock, and the other, risks and uncertainties included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as such factors may be updated from time to time in our other filings with the Securities and Exchange Commission (the “SEC”), accessible on the SEC’s website at www.sec.gov and the Investor Relations section of our website at www.virgingalactic.com, which could cause our actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change.

For media inquiries:

Aleanna Crane – Vice President, Communications

news@virgingalactic.com

575.800.4422

For investor inquiries:

Eric Cerny – Vice President, Investor Relations

vg-ir@virgingalactic.com

949.774.7637